Exhibit 5.1

Our File No. 29801-1 / CW805714.3	Clark Wilson LLP Barristers & Solicitors Patent & Trade-mark Agents 800-885 W Georgia Street Vancouver, BC V6C 3H1 Tel. 604.687.5700 Fax 604.687.6314

March 30, 2007

Allstar Restaurants
#10 Cedar Meadow Drive
Regina, SK S4X 3J6

Attention:  Terry G. Bowering

Dear Sirs:
Re: Common Stock of Allstar Restaurants –Registration Statement on Form SB-2 filed March 30, 2007

                    We have acted as special counsel to Allstar Restaurants, a Nevada corporation (the "Company"), in connection with the filing of a registration statement on Form SB-2 (the "Registration Statement") in regards to the registration under the Securities Act of 1933, as amended, of up to 9,150,000 shares of the Company’s common stock for resale by certain selling stockholders named in the Registration Statement.  As further described in the Registration Statement, filed on March 30, 2007, the Company is registering for resale:

(a)      4,850,000 shares of common stock (the “Financing Shares”) which were issued to certain selling stockholders in connection with the private placement on September 30, 2005; and

(b)      up to 4,300,000 shares of common stock (the “Warrant Shares”) which are issuable to certain selling stockholders upon exercise of certain share purchase warrants issued in connection with the private placement on September 30, 2005.

                    In connection with this opinion, we have examined the following documents:

(a)      Corporate Charter and Articles of the Company;

(b)      By-Laws of the Company;

(c)      Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)      The Registration Statement; and

(e)      The Prospectus/Information Statement (the "Prospectus") constituting a part of the Registration Statement.

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                    In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

                    We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

                    Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that:

(i)       the Financing Shares were duly and validly authorized and issued, fully paid and non-assessable; and

(ii)      the Warrant Shares have been duly authorized and, if and when issued upon the exercise of the related warrants in accordance with their terms, will be duly and validly authorized and issued, fully paid and non-assessable.

                    We have attorneys admitted to practice in California, Florida, New York, Washington, Virginia and the District of Columbia.  We are familiar with the General Corporation Law of the State of Nevada, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation.  This opinion letter is opining upon and is limited to the current federal laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

                                                                                                                        Yours truly,

                                                                                                                        CLARK WILSON LLP

                                                                                                                        “Clark Wilson LLP”